EXHIBIT 10.1

CREDIT AGREEMENT MODIFICATION AGREEMENT

THIS AGREEMENT made as of the 20th day of September, 2013

BETWEEN:

VISTA GOLD CORP., a British Columbia corporation, having its chief executive office at 7961 Shaffer Parkway, Suite 5, Littleton, Colorado  80127

(together with its successors and permitted assigns, the “Borrower”)

AND:

SPROTT RESOURCE LENDING PARTNERSHIP, a general partnership organized and existing under the laws of the Province of Ontario

(together with its successors and permitted assigns, the “Lender”)

RECITALS:

WHEREAS the Borrower and the Lender entered into a credit agreement dated as of March 28, 2013 in respect of a $10,000,000 senior secured credit facility granted by the Lender in favour of the Borrower (the "Credit Agreement").

WHEREAS the Borrower has given written notice to the Lender pursuant to Section 5 of the Credit Agreement to exercise its option to extend the Maturity Date to March 27, 2015 and elected to pay the Extension Fee by way of the issuance of Extension Fee Shares.

WHEREAS the Borrower has requested that the Lender agree to amend the Credit Agreement to provide for, inter alia, the granting of additional security by way of the pledge of all of the issued and outstanding common shares in the capital of Midas Gold Corp. held by the Borrower and by Vista Gold US Inc. (“Vista US”), to amend certain prepayment and negative covenant obligations as they relate to the Colomac Mill Equipment, and the waiver of the Borrower’s prepayment obligation with respect to a certain equity financing to be completed by the Borrower on or before December 31, 2013, all in accordance with the terms of this Agreement.

AGREEMENTS:

NOW THEREFORE for good and valuable consideration, the receipt and sufficiency of which are acknowledged by each of the Borrower and the Lender, the Borrower and the Lender agree as follows:

Article 1
INTERPRETATION

Definitions

1.1

In this Agreement, unless there is something in the subject matter or context inconsistent therewith, all terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement, as amended.

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1.2	Section 1 of the Credit Agreement is hereby amended by:
(a)	deleting the definition of “Facility Documents” in its entirety and replacing it with the following:

“Facility Documents" means this Agreement, the Security Documents and all other agreements, certificates, instruments and other documents delivered or to be delivered by the Borrower or Vista US hereunder or thereunder, each as amended, modified, supplemented, restated or replaced from time to time”; and

(b)	deleting the definition of “Security Documents” in its entirety and replacing it with the following:

“Security Documents" means, collectively, the security and other agreements and documents listed in Section 9 below and delivered pursuant to Section 10 of this Agreement, and any additional security documents delivered pursuant to any amendments or modifications of this Agreement, each as amended, modified, supplemented, restated or replaced from time to time”.

1.3	Section 1 of the Credit Agreement is hereby amended by adding the following definitions:

"Midas" means Midas Gold Corp., a British Columbia company.

“Vista US" means Vista Gold US Inc., Delaware corporation.

Governing Law

1.4

This Agreement shall be governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein and shall be treated in all respects as a British Columbia contract.  The parties hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of British Columbia.

Time of Essence

1.5	Time shall be of the essence in all respects of this Agreement.

Article 2
Acknowledgments, Representations and Warranties

Outstanding Facility Balance

2.1The Borrower acknowledges and confirms that the outstanding principal balance of the Facility as at the date of this Agreement is $10,000,000.

Representations and Warranties

2.2The Borrower hereby reaffirms and restates each of the representations and warranties set out in Section 11 of the Credit Agreement as at the date of this Agreement.

No Default or Events of Default

2.3No event or circumstance has occurred since the date of the Credit Agreement which could be construed as a default or an Event of Default, and the Borrower has fulfilled and continues to fulfill all of its covenants and other obligations under each of the Facility Documents.

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Article 3
Amendments

Stated Maturity Date

3.1The definition of "Maturity Date" set out in Section 4(a) of the Credit Agreement shall be amended by deleting reference to “March 28, 2014” and replacing it with “March 27, 2015”.

Promissory Note

3.2Concurrently with the execution and delivery of this Agreement, the Borrower shall execute and deliver to the Lender a replacement promissory note in the form attached as Schedule A hereto (the “Replacement Note”), and, coincident with such delivery, the Lender will surrender to the Borrower the Note which is being replaced.

Security

3.3Section 9 of the Credit Agreement is hereby amended by deleted “and” at the end of paragraph (a) and adding the following paragraphs:

“(c)a share pledge agreement of the Borrower, pursuant to which the Borrower will pledge and grant to and in favour of the Lender a first priority security interest over all of the issued and outstanding common shares it holds in the capital of Midas, being 1,400,000 Midas common shares;

(d)a guarantee of Vista US pursuant to which Vista US will guarantee the payment and performance of the Borrower’s obligations to the Lender pursuant to the Facility Documents;

(e)a share pledge agreement of Vista US, pursuant to which Vista US will pledge and grant to and in favour of the Lender a first priority security interest over all of the issued and outstanding common shares it holds in the capital of Midas, being 30,402,615 Midas common shares; and

(f)a control agreement between Vista US, the Lender and Sprott Global Investments Inc., the securities intermediary holding all of the Midas common shares owned by Vista US.

The documents in this Section 3.3 are collectively referred to herein as the “Additional Security Documents”.

Equity Financing

3.4The Lender hereby waives the Borrower’s prepayment obligations set out in Section 4(c) of the Credit Agreement and the Note (as replaced by the Replacement Note to be issued pursuant to Section 3.2) with respect to the Borrower’s proposed equity financing to be completed by the Borrower before December 31, 2013.

Colomac Mill Equipment

3.5The Credit Agreement is hereby amended by deleting the following:

(a)	from Section 4(b):

“(excluding the Colomac Mill Equipment)”; and

(b)	from Section 14(g):

“(i)a sale of the Colomac Mill Equipment;”.

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Article 4
CONDITIONS PRECEDENT

Conditions Precedent to the Effectiveness of this Agreement

4.1The effectiveness of this Agreement is subject to and conditional upon the following conditions precedent being satisfied, fulfilled or otherwise met to the satisfaction of the Lender on or before October 4, 2013 (in this Agreement, the “Closing Date”):

(a)receipt by the Lender of the following documents, each in full force and effect, and in form and substance satisfactory to the Lender:

(i)	executed copies of the Additional Security Documents;
(ii)	share certificates representing the Extension Fee Shares to be delivered pursuant to Section 5 of the Credit Agreement;
(iii)	legal opinions of counsel to the Borrower and Vista US;
(iv)	certificates of status or the equivalent for the Borrower and Vista US;
(v)	certified copies of the Constating Documents of the Borrower and Vista US;
(vi)	certified copies of the directors’ resolutions of the Borrower and Vista US with respect to their authorization, execution and delivery of the Additional Security Documents to which they are a party;
(vii)	certificates of officers of the Borrower and Vista US;
(viii)	exchange and all other regulatory approvals, including approvals to the transactions contemplated herein, if required; and
(ix)	such other documents, certificates, opinions and agreements which the Lender may reasonably require;

(b)the Lender will have completed all registrations and other filings that may be prudent or necessary to perfect the security granted pursuant to the Additional Security Documents, all in form and terms satisfactory to the Lender and its counsel;

(c)

the representations and warranties of the Borrower contained in Section 11 of the Credit Agreement will continue to be true and correct and the Borrower will have complied with all the covenants set out herein that are required to be complied with by it;

(d)

there shall have been no material adverse change in the assets, properties, business, results of operations, prospects or condition (financial or otherwise) of the Borrower or any of its Subsidiaries, taken as a whole, since the date of the Credit Agreement; and

(e)	such other conditions precedent as the Lender may require based on its due diligence review.

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Article 5
Miscellaneous

Binding Effect

5.1This Agreement shall be binding upon, inure to the benefit of and be enforceable by the Borrower and the Lender and their respective successors and assigns.

Entire Agreement

5.2This Agreement amends and modifies the Credit Agreement, and together with the other Facility Documents reflect the entire agreement between the Borrower and the Lender with respect to the matters set forth herein and therein and supersedes any prior agreements, commitments, drafts, communication, discussions and understandings, oral or written, with respect thereto.  All references to the "Credit Agreement" in each of the Facility Documents shall be deemed for all purposes hereafter to refer to the "Credit Agreement, as amended".

Amendments

5.3This Agreement may only be amended or modified by further written instrument, executed and delivered by each of the parties hereto.

Legal Fees

5.4The Borrower shall pay to the Lender all of the Lender's reasonable legal fees (on a solicitor and own client basis) and other reasonable costs, charges and expenses (including reasonable due diligence expenses) of and incidental to the preparation, execution and completion of this Agreement.  If not paid within thirty (30) days of demand, such amount will be added to and form part of the principal amount of the Facility and shall accrue interest from the date of demand as if it had been advanced by the Lender to the Borrower hereunder.

Further Assurances

5.5The Borrower shall provide the Lender with such further documents, instruments and assurances as the Lender may reasonably require to complete the transactions contemplated herein.

Counterparts and Facsimile

5.6This Agreement may be executed in counterparts and by electronic transmission of an authorized signature and each such counterpart shall be deemed to form part of one and the same document.

[signature page follows]

IN WITNESS WHEREOF the parties hereto have executed this Agreement under the hands of their proper officers duly authorized in that behalf.

VISTA GOLD CORP.

Per: ____________________________

Authorized Signatory

SPROTT RESOURCE LENDING
PARTNERSHIP by its managing partner
Sprott Lending Consulting Limited
Partnership, by its general partner
Sprott Lending Consulting GP Inc.

Per: ____________________________

Authorized Signatory

Per: ____________________________

Authorized Signatory

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SCHEDULE A

PROMISSORY NOTE

Principal Amount:  CAD$10,000,000

For value received, VISTA GOLD CORP. (the “Borrower”) hereby promises to pay to or to the order of SPROTT RESOURCE LENDING PARTNERSHIP (the “Lender”) the principal amount of TEN MILLION CANADIAN DOLLARS (CAD$10,000,000) (the “Principal Amount”) on (subject to the rights of the Lender to accelerate payment under the Credit Agreement dated for reference March 28, 2013 between the Lender and the Borrower (the “Credit Agreement”)) on March 27, 2015 together with interest accruing on the outstanding Principal Amount from the date hereof at a rate of EIGHT PERCENT (8%) per annum, compounded monthly, before and after each of maturity, default and judgment, payable monthly on the last Business Day of every month.  All payments under this promissory note will be made only in Canadian dollars by certified cheque, bank draft or wire transfer (pursuant to wire transfer instructions provided by the Lender from time to time) and delivered to the Lender at Suite 2750, 200 Bay Street, Toronto, Ontario  M5J 2J2, Attention: Chief Financial Officer.

If after the Advance, the Borrower or any of its Subsidiaries sell or otherwise dispose of any material assets outside of the ordinary course of business in excess of $1,000,000 in the aggregate, the Borrower will pay or cause to be paid to the Lender 50% of the proceeds from such sale, disposition in excess of $1,000,000 in the aggregate, net of reasonable selling costs, to be applied on account of the Facility up to the full amount of the Outstanding Balance.

If after the Advance, the Borrower or any of its Subsidiaries close one or more equity financings in excess of $1,000,000 in the aggregate (which for greater certainty shall not include the exercise of any options or warrants issued by the Borrower or any Subsidiary), the Borrower will pay or cause to be paid to the Lender 50% of the proceeds of such equity financings in excess of $1,000,000 in the aggregate, net of reasonable financing costs, to be applied on account of the Facility up to the full amount of the Outstanding Balance.

The Borrower may voluntarily prepay the Facility in whole at any time before maturity, without penalty provided that not less than four months of interest on the total principal amount of the Facility has been paid to the Lender, and further provided that such prepayment is made on the last business day of a calendar month after not less than 10 Business Days' prior written notice of the Borrower's intention to prepay the Facility.

Unless otherwise defined in this promissory note, all defined terms shall have the meanings set forth in the Credit Agreement.

The undersigned waives demand and presentment for payment, notice of non-payment, protest, notice of protest and notice of dishonour.  This promissory note will be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein.

Dated:  September _______, 2013.

VISTA GOLD CORP.

Per: ____________________________

Authorized Signatory